EXHIBIT 10.11.1
FIRST AMENDMENT TO CREDIT AGREEMENT
    This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of December 30, 2020, is entered into by and between (i) BGSL Big Sky Funding LLC (the “Company”) and (ii) Bank of America, N.A. (the “Bank”) (each a “Party” and, collectively, the “Parties”).
W I T N E S S E T H:
WHEREAS, the Company and the Bank, as a Lender and as Administrative Agent, entered into that certain Credit Agreement, dated as of December 10, 2019 (the “Credit Agreement”), and the Bank constitutes the Required Lenders (as defined in the Credit Agreement) as of the date hereof;
WHEREAS, the Company and the Bank wish to amend the Credit Agreement to reflect the changes set forth herein (the Credit Agreement as amended hereby, the “Amended Credit Agreement”), and capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Amended Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto covenant and agree as follows:
ARTICLE I
Amendments TO THE CREDIT AGREEMENT
SECTION 1.1 Definition of Maximum Commitment Amount.
(a)    The definition of Maximum Commitment Amount in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Maximum Commitment Amount” means $400,000,000.00.
SECTION 1.2 Eligibility Criteria.
(a)    Clause (k) of the Eligibility Criteria in Annex B of the Credit Agreement is deleted in its entirety and replaced with the following:
k.    The original aggregate loan facility amount corresponding to such Collateral Asset is at least $150,000,000 (including all tranches and drawn and undrawn commitments secured by the same collateral);
SECTION 1.3 Portfolio Criteria.
(a)    Clause (a) of the Portfolio Criteria in Annex B of the Credit Agreement is deleted in its entirety and replaced with the following:
a.    The Assigned Value of all Eligible Collateral Assets with respect to a single obligor may not exceed 3.5% of the Aggregate Assigned Value, except that the Assigned Value of Eligible Collateral Assets (other than Special Situation Assets) with respect to a single obligor may be up to 5.0% with respect to five or fewer individual obligors;

(b)    Clause (b) of the Portfolio Criteria in Annex B of the Credit Agreement is deleted in its entirety and replaced with the following:
b.    The Assigned Value of Eligible Collateral Assets with respect to any single obligor of a Second Lien Bank Loan may not exceed 2.0% of the Aggregate Assigned Value;
(c)    Clause (h) of the Portfolio Criteria in Annex B of the Credit Agreement is deleted in its entirety and replaced with the following:
h.    The Assigned Value of all Eligible Collateral Assets as to which the original aggregate loan facility amount is between (i) $200,000,000 and $250,000,000 (including all tranches and drawn and undrawn commitments secured by the same collateral) may not exceed 15.0% of the Aggregate Assigned Value and (ii) $150,000,000 and $200,000,000 (including all tranches and drawn and undrawn commitments secured by the same collateral) may not exceed 15.0% of the Aggregate Assigned Value;
SECTION 1.4 Definition of Borrowing Base.
(a)    The definition of Borrowing Base in Annex C of the Credit Agreement is deleted in its entirety and replaced with the following:
“Borrowing Base” means, on any date of determination:
(a) the lesser of (i) the aggregate of the amounts determined with respect to each Eligible Collateral Asset equal to (A) the Assigned Value of such Eligible Collateral Asset times (B) the Advance Rate applicable to such Eligible Collateral Asset and (ii)(A) the sum of the Assigned Value of each Eligible Collateral Asset times (B) 70%;
plus
(b) the par value of all Cash and Cash Equivalents owned by Borrower as of such date and credited to the Collateral Account or the Unfunded Exposure Account (in each case, excluding Excluded Amounts);
minus
    (c) (i) prior to the end of the Availability Period, the Aggregate Unfunded Equity Amount and (ii) after the end of the Availability Period, the Aggregate Unfunded Amount.
The Assigned Value Percentages, Assigned Values, status of assets as Eligible Collateral and applicable Advance Rates shall be determined by the Administrative Agent, subject to the terms of the Collateral Administration Agreement.
ARTICLE II
MISCELLANEOUS
SECTION 2.1 Effectiveness of Amendments. Each amendment set forth in this Agreement shall be effective upon the satisfaction or waiver of each of the following conditions precedent:

(a)    the Administrative Agent’s receipt of executed counterparts of this Agreement;
(b)    unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent); and
(c)    all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
SECTION 2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Administrative Agent and the Lender that:
(a)    the representations and warranties contained in the Credit Agreement (i) to the extent already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date and (ii) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct in all material respects as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and
(b)    no Default or Event of Default has occurred or is continuing.
SECTION 2.3 Make-Whole Fee. The Administrative Agent and the Company hereby agree that any Make-Whole Fee that would otherwise apply pursuant to Section 2.07(b) of the Credit Agreement in connection with the amendment set forth in Section 1.1 above shall be waived by the Administrative Agent.
SECTION 2.4 Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 2.5 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 2.6 Entire Agreement. The only amendments being made to the Credit Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties hereto.
SECTION 2.7 Ratification. Except as expressly amended and waived hereby, the Amended Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Amended Credit Agreement for all purposes and is therefore a Loan Document.
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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

Bank of America, N.A., as a Lender under the Credit Agreement

By: /s/ Bryson Bannon
Name: Bryson Bannon
Title: Director

BGSL BIG SKY FUNDING LLC, as Company under the Credit Agreement
By: Blackstone Senior Lending Fund, its sole member

By: /s/ Stephan Kuppenheimer
Name: Stephan Kuppenheimer
Title: Senior Managing Director

    First Amendment to Credit Agreement

Acknowledged and Agreed by:

Bank of America, N.A., as Administrative Agent under the Credit Agreement

By: /s/ Bryson Bannon
Name: Bryson Bannon
Title: Director
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